UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2021

ESS TECH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070

(Address of principal executive offices)	(Zip code)

(855) 423-9920

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	GWH.W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Earnout Stock

On November 9, 2021, ESS Tech, Inc. (“ESS” or the “Company”) achieved the earnout milestone events for 15,675,002 shares (the “Earnout Stock”) of ESS common stock (the “Common Stock”) issuable to the former stockholders of ESS Tech Subsidiary, Inc. (formerly known as ESS Tech, Inc.) (“Legacy ESS”) pursuant to the Agreement and Plan of Merger, dated as of May 6, 2021 (the “Merger Agreement”), by and among ACON S2 Acquisition Corp. (“STWO”), SCharge Merger Sub, Inc., and Legacy ESS (the “Legacy Holders”), relating to the business combination with STWO, which was consummated on October 8, 2021 (“Closing”).

As previously disclosed, pursuant to the Merger Agreement, the Legacy Holders are entitled to receive, subject to the terms and conditions of the Merger Agreement including applicable regulatory requirements, up to an additional 16,500,000 shares of Common Stock (less an incentive restricted stock units issues pursuant to the Merger Agreement), (x) 50% of which is issuable after the Closing if the volume-weighted average price of the Common Stock was equal to or exceeded $12.50 per share for any 20 trading days within any 30 consecutive trading-day period following the Closing and (y) the remaining 50% of which is issuable after the Closing if the volume-weighted average price of the Common Stock was equal to or exceeded $15.00 per share for any 20 trading days within any 30 consecutive trading-day period following the Closing. Both of these conditions were met as of November 9, 2021. In addition, upon the satisfaction of this condition, private placement warrants to purchase 583,334 shares of Common Stock held by STWO’s sponsor, ACON S2 Sponsor, L.L.C., vested and are no longer subject to forfeiture.

The Earnout Stock, when issued, will remain subject to the lock-up provisions of the Company’s amended and restated bylaws as currently in effect.

Transaction Expense Adjustment

Subsequent to Closing, the Company determined that aggregate Transaction Expenses (as defined in the Merger Agreement) were lower than had been estimated at the time of Closing. Pursuant to the Merger Agreement, this lower amount of Transaction Expenses resulted in an Expense Shortfall (as defined therein), which increases the Adjusted Equity Value (as defined therein) of Legacy ESS. As a result, the Company will issue an additional 125,958 shares of Common Stock as merger consideration to the Legacy Holders as required by the terms of the Merger Agreement.

Effectiveness of Form S-1

Also, on November 10, 2021, the Company’s registration statement on Form S-1 (File No. 333-260693), registering the resale of shares of Common Stock held by certain holders was declared effective by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 15, 2021

ESS TECH, INC.

By:	/s/ Amir Moftakhar
Name:	Amir Moftakhar
Title:	Chief Financial Officer